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                                                                  EXHIBIT 23.3


          CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 18, 1996, with respect to the consolidated balance sheet of Metra Biosystems, Inc. and subsidiaries as of June 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended June 30, 1996, which report appears in the June 30, 1997 annual report on Form 10-K of Metra Biosystems, Inc.

                                                         KPMG Peat Marwick LLP

San Francisco, California
December 15, 1997